Exhibit 10.68

CLEAN ENERGY FUELS, INC.

AMENDMENT TO WARRANT NUMBER SI-4

TO PURCHASE COMMON STOCK OF CLEAN ENERGY FUELS, INC.

This Amendment (the “Amendment”) dated November 10, 2010 amends Warrant Number SI-4 dated November 3, 2008 (the “Warrant”) issued by Clean Energy Fuels, Inc., a Delaware corporation (the “Company”) to Portside Growth and Opportunity Fund (the “Holder”), pursuant to which the Holder is entitled to subscribe for and purchase up to 1,183,712 shares of the voting common stock of the Company, par value $0.0001 per share (the “Common Stock”). Capitalized terms used but not defined in this Amendment have the meanings given to them in the Warrant.

WHEREAS, pursuant to Section 9 of the Warrant, the written consent of the Company and the Holder is required to amend any provision of the Warrant; and

WHEREAS, the Holder and the Company desire to amend the Warrant as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.                                       Amendments.

1.1                                 The definition of “Expiration Date” in Section 15 (i) of the Warrant is hereby amended and restated in its entirety as follows:

“(i)                               “Expiration Date” means November 10, 2010.”

1.2                                 The Company and the Holder acknowledge that the current Exercise Price is $12.68.

1.3                                 All other terms of the Warrant shall remain unchanged.

2.                                       Cash Consideration. In consideration for the Holder executing this Amendment and for agreeing to reduce the term of the Warrant, the Company hereby agrees to pay to the Holder in immediately available funds cash consideration in the amount of $3,172,348.16 to be paid contemporaneously with the execution of this Amendment, but in no event more than three (3) business day thereafter.

3.                                       The Company represents, warrants and agrees that:

3.1                                 it has all the requisite authority and power to enter into and consummate the transactions contemplated herein and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company;

3.2                                 this Amendment has been duly and validly authorized, executed and delivered by the Company, and shall constitute a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law;

3.3                                 it has a sufficient number of authorized and unissued shares of voting common stock to consummate the exercise of the Warrant;

3.4                                 any shares issued to Holder pursuant to an exercise of the Warrant shall be freely tradable unlegended Common Stock that may be sold into the public market pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-152306), subject to the accuracy of Holder’s representations in Section 4.4 below;

3.5                                 as of the date hereof that none of the terms offered to any holders of the Company’s Series SI-1, SI-2, SI-3 or SI-4 warrants are more favorable than those terms offered to the Holder and,

4.                                       The Holder  represents and warrants that:

4.1                                 it has the authority to enter into the transactions and consummate the transactions contemplated herein and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Holder;

4.2                                 the Amendment has been duly and validly authorized, executed and delivered by the Holder, and shall constitute a legal, valid, and binding obligation of the Holder, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law;

4.3                                 it has sufficient knowledge and experience in financial and business matters so as to be capable of bearing the economic risks of participation in this Amendment, and it is capable of evaluating the merits and risks of participating in this Amendment, including any risks associated with surrendering certain rights related to the Warrants; and

4.4                                 it is not an affiliate of the Company as such term is defined in Rule 144 promulgated under the Act.

5.                                       Miscellaneous.

5.1                                 Disclosure of Transactions and Other Material Information.  On or before 9:00 a.m., New York City time, on the first (1st) Business Day following the date of this Agreement, the Company shall (A) file a Current Report on Form 8-K in the form required by the 1934 Act describing the material terms of the transactions contemplated hereby and (B) either (i) to the extent the Company is proceeding with the proposed equity offering previously disclosed to the Holder, file either a press release or prospectus supplement disclosing such proposed equity offering, or (ii) provide the Holder with notice via email that such offering has been cancelled.

5.2                                 This Amendment may be executed in multiple original counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment.  This Amendment and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the Holder and the Company have executed this Amendment as of November 10, 2010.

THE HOLDER:

Portside Growth and Opportunity Fund

By:	/s/ Jeffrey C. Smith
Name:	Jeffrey C. Smith
Title:	Authorized Signatory

THE COMPANY:

Clean Energy Fuels, Inc.

By:	/s/ Richard R. Wheeler
Name:	Richard R. Wheeler
Title:	Chief Financial Officer